                                                                EXHIBIT NO. 10.5


                                ESCROW AGREEMENT

          This Escrow Agreement (the "Agreement") is entered into as of January 5, 1998 by and among SGM Consulting, L.L.C., a Delaware limited liability company ("Buyer"), Nextera Enterprises, L.L.C., a Delaware limited liability company and the controlling member of Buyer ("Nextera"), Nextera Enterprises Holdings, L.L.C., a Delaware limited liability company and the controlling member of Nextera ("Holdings"), SiGMA Consulting, LLC, a New York limited liability company (the "Company"), the holders of the Company's membership interests listed on Exhibit A attached hereto (herein collectively referred to as the "Members" and individually as a "Member") and Chase Manhattan Trust Company, National Association, as escrow agent (the "Escrow Agent").

          WHEREAS, pursuant to a Purchase Agreement (the "Purchase Agreement") dated as of January 5, 1998 by and among Buyer, Nextera, Holdings, the Company and the Members, Buyer is purchasing certain assets from the Company and acquiring all of the issued and outstanding membership interests of the Company from the Members; and

          WHEREAS, the Members have agreed to indemnify Buyer and Nextera against certain breaches of the representations, warranties and covenants made by the Company and the Members in the Purchase Agreement and against certain other matters as specified in Section 10 of the Purchase Agreement; and

          WHEREAS, to secure payment of the Members' indemnification obligations, EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000) in cash (the "Escrowed Cash") and 200,000 Nextera Class A Units (the "Escrowed Units") (together, the Escrowed Cash and the Escrowed Units and additions to or earnings on the same, the "Escrow Deposit") are being deposited, pursuant to Section 1.2 of the Purchase Agreement, in escrow to be held as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Establishment of Escrow: Investment. Buyer has herewith deposited the Escrow Deposit with the Escrow Agent on the date of the Closing. The Escrowed Units have been issued in the names of the Members who, subject to the provisions herein, have the right to receive such shares, as set forth on Exhibit A attached hereto, and shall be accompanied by stock powers or similar instruments duly signed in blank by the appropriate Member. The Escrow Deposit shall be held in escrow in an account designated as the SiGMA Consulting, LLC Escrow Account or an account having such other similar designation, subject to the terms and conditions set forth herein. Jacob H. Brooks shall serve as the exclusive representative of the Members with respect to the Escrow Deposit and this Agreement (the "Escrow Representative"). If, for any reason, the Escrow Representative shall be either unable or unwilling to serve, a successor Escrow Representative shall be appointed by written consent of all Members and all references to the Escrow Representative shall be deemed to include such successor. The Escrow Agent shall invest all cash held as part of the Escrow Deposit only in such specific investments as Buyer and the Escrow Representative shall from time to time jointly direct in writing to the Escrow Agent; provided, however, that such investments shall be limited to:

               (a) time deposits, certificates of deposit and acceptances, maturing within ninety (90) days from the date of acquisition thereof, issued by national banks located in the United States of America, including the Escrow Agent or any of its affiliates, and having capital, surplus and profits aggregating at least one hundred million dollars ($100,000,000);

               (b) securities or other obligations of, or guarantee by, the United States of America or any agency thereof having maturities of not greater than one (1) year;

               (c) commercial paper rated A-1 or P-1 by Standard & Poor's or Moody's Investors Service;

               (d) repurchase agreements fully collateralized by obligations described in clauses 1(a), 1(b) or 1(c) hereof;

               (e) shares of investment companies registered under the Investment Company Act of 1940 which invest in any obligation described herein, or shares of the Dreyfus Cash Management Plus Money Market Fund, including those for which the Escrow Agent or any of its affiliates provide services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manage or otherwise.

          Until further written notice, cash in the Escrow Deposit shall be invested in Dreyfus Cash Management Plus. Unless otherwise directed in writing by the Escrow Representative and Buyer, the Escrow Agent shall not invest all or any portion of the Escrow Deposit in any investment if the maturity date of such investment is later than the Termination Date (as defined below).

          2. Amounts Earned on Escrow Deposit: Tax Matters. All amounts earned, paid or distributed with respect to the Escrow Deposit (whether interest, dividends, distributions from Nextera with respect to the Escrowed Units or otherwise) shall become a part of the Escrow Deposit, shall be held hereunder upon the same terms as the original Escrow Deposit and shall be distributed together with the underlying portion of the original Escrow Deposit pursuant to the terms of this Agreement. The parties agree that to the extent permitted by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended, the Members will include all amounts earned on the Escrow Deposit in their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom.

          3. Claims Against Escrow Deposit.


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               (a) At any time or times prior to the expiration of this
Agreement, Buyer may make claims against the Escrow Deposit for indemnification pursuant to and in accordance with Section 10 of the Purchase Agreement. Buyer shall notify the Escrow Representative and the Escrow Agent in writing prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Escrow Representative shall dispute such claim, the Escrow Representative shall give written notice thereof to Buyer and to the Escrow Agent within twenty (20) days after receipt of notice of Buyer's claim, in which case the Escrow Agent shall continue to hold the Escrow Deposit in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Deposit in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim to Holdings within three (3) business days after expiration of said twenty day period or as soon thereafter as possible. If the amount of the claim exceeds the value of the Escrow Deposit, the Escrow Agent shall have no liability or responsibility for any deficiency.

               (b) The Escrow Agent shall follow the procedure below in making any payment in satisfaction of a claim against the Escrow Deposit:

                   (i) The Escrow Agent shall make such payment first from the Escrowed Cash and any additions to or earnings on the Escrowed Cash until all cash in the Escrow Deposit has been exhausted.

                   (ii) To the extent that any claim exceeds the amount of Escrowed Cash or other cash in the Escrow Deposit, the Escrow Agent shall make payment from the Escrowed Units in such number of Escrowed Units (computed to the nearest whole unit) having a value equal to the value of the claim not satisfied by cash payment. Any payment of Escrowed Units by the Escrow Agent to Holdings shall be treated as a sale by the Members of such Escrowed Units for the value described herein. The value of an Escrowed Unit for purposes of the Section shall be the fair market value of such unit on the date of the claim as determined by the Board of Directors of Nextera (the "Board"). The fair market value shall be determined in good faith by the Board and the Board shall notify the Escrow Representative and Escrow Agent in writing of its determination (the "Valuation Notice"). If the Escrow Representative disputes the fair market value of the Escrowed Units as determined by the Board, then the Escrow Representative shall so notify the Board and Escrow Agent in writing (the "Appraisal Notice") within five (5) business days of receipt of the Valuation Notice. Within fifteen
(15) business days of the receipt of the Appraisal Notice, the Board and the Escrow Representative shall each appoint a professional appraiser to determine the fair market value of the Escrowed Units. Each appraiser shall have at least five (5) years experience in appraising companies similar to Nextera. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the fair market value. If the appraisers reach such agreement they shall so notify the Escrow Agent and their agreement shall be final and binding on Buyer, Nextera, Holdings, the Board, the Company, the Escrow Representative, the Members,





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and their affiliates. If the appraisers fail to agree, they shall within ten
(10) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish the fair market value by majority vote within the succeeding twenty (20) day period and shall notify the Escrow Agent of their determination. Such determination of the fair market value shall be final and binding on Buyer, Nextera, Holdings, the Board, the Company, the Escrow Representative, the Members, and their affiliates. In all events, the appraisers selected shall be unaffiliated with and otherwise independent of Buyer, Nextera, Holdings, the Board, the Company, the Escrow Representative, the Members, and their affiliates. If the fair market value of the Escrowed Units, as determined by the appraisers, is less than or no more than five percent (5%) greater than the value as determined by the Board, then the Members shall pay all costs associated with the appraisers. If the fair market value as determined by the appraisers is more than five percent (5%) greater than the value as determined by the Board, then Buyer shall pay for all costs associated with the appraisers. The Escrowed Units delivered to Holdings in satisfaction of a claim shall be allocated among the Members so as to reduce each Member's interest in the remaining Escrowed Units by an equal proportion. In the event that the Escrow Agent must make payment with a number of units less than or different from the number of units represented by a certificate in the Escrow Deposit, the Escrow Agent shall surrender such certificate to Nextera and Nextera shall issue to the Escrow Agent certificates of Nextera Class A Units identical in form but for the number of units as necessary to allow for proper payment of the claim so long as the number of units of the new certificates plus the amount of units used to satisfy such claim shall be equivalent to the total number of units covered by the surrendered certificate.

          4. Disputed Claims.

               (a) If the Escrow Representative shall dispute an indemnification claim of Buyer as above provided, the Escrow Agent shall set aside a portion of the Escrow Deposit sufficient to pay said claim in full (the "Set Aside Amount"). If Buyer notifies the Escrow Agent in writing that it has made out-of-pocket expenditures in connection with any such disputed claim, and provides paid receipts for such expenditures, in addition to expenditures included in the Set Aside Amount, an amount equal to such additional expenditures shall be added to the Set Aside Amount.

               (b) If the disputed indemnification claim has not been resolved or compromised within sixty (60) days after the Escrow Representative sends notice of dispute of the same, or in the event of a third-party claim or suit, within fifteen (15) days after its resolution or compromise, said indemnification claim shall be referred to the American Arbitration Association, to be settled by binding arbitration in Boston, Massachusetts, in accordance with the commercial arbitration rules of the Association. The fees and expenses of the arbitrator shall be borne equally by the Members and Buyer. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the Commonwealth of Massachusetts. The arbitrator shall have the authority to award to the prevailing party reasonable costs and expenses including attorney's fees and the cost of arbitration. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to Buyer out of the Set Aside Amount (or if insufficient, out of the Escrow Deposit) within three (3) business days following said determination or as soon thereafter as possible.

               (c) Notwithstanding Section 4(b), if a disputed indemnification claim has not been resolved or compromised as of the Termination Date (as hereinafter defined), and such claim




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does not involve a third-party claim or suit, Buyer and the Escrow
Representative shall continue to negotiate in good faith a settlement of such claims for a period of ten (10) days. If, after the expiration of such ten-day period, such indemnification claim still has not been resolved or compromised, such claim shall be settled in accordance with the arbitration provisions set forth in Section 4(b).

               (d) It is understood and agreed that should any dispute arise under this Section 4, the Escrow Agent, upon receipt of written notice of such dispute or claim by the Escrow Representative, is authorized and directed to retain in its possession without liability to anyone, the Set Aside Amount relating to such dispute plus any expenditures of Buyer made pursuant to Section 4(a) until such dispute shall have been settled pursuant to this Section 4. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Deposit.

          5. Termination.

               (a) If the Escrowed Cash has not been reduced to zero as of the date that is eighteen (18) months following the date of this Agreement and there are no outstanding indemnification claims as of such date, the Escrow Agent shall distribute the Escrowed Cash to the Members in accordance with their pro rata interest therein as set forth on Exhibit A attached hereto; otherwise, the Escrow Agent shall distribute the Escrowed Cash to the Members when all indemnification claims made by Buyer or Nextera before the date that is eighteen
(18) months following the date of this Agreement pending as of such date have been resolved.

               (b) This Agreement shall terminate on the date that the Escrow Deposit is reduced to zero as the result of payments by the Escrow Agent to Holdings in accordance with the provisions of Section 3 or Section 4. If, however, the Escrow Deposit has not been reduced to zero as of the date that is three (3) years following the date of this Agreement (the "Termination Date") and there are no outstanding indemnification claims on the Termination Date, this Agreement shall terminate and the Escrow Agent shall distribute the amount remaining in the Escrow Deposit to the Members in accordance with their pro rata interest in the Escrow Deposit as set forth in Exhibit A attached hereto; otherwise this Agreement shall continue in effect until all indemnification claims Buyer has made pursuant to Section 3 hereof on or prior to the Termination Date shall have been disposed of. As of the Termination Date, an amount of the Escrow Deposit adequate to cover all disputed and undisputed claims made by Buyer pursuant to Section 3 hereof, plus an additional twenty percent (20%) of any such amount to cover expenses of Buyer associated with such claims, will be held by the Escrow Agent, and the Escrow Agent shall distribute on the Termination Date the balance, if any, of the Escrow Deposit to the Members in accordance with their pro rata interest in the Escrow Deposit as set forth in Exhibit A attached hereto. At such time as all remaining indemnification claims hereunder have been resolved and the Escrow Agent has received a written notice executed by Buyer and the Escrow Representative, or notification of a determination of an arbitrator pursuant to Section 4(b), to that effect and any amounts to be distributed to Holdings in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Deposit, if any, to the Members in accordance with their pro rata interest in the Escrow Deposit as set forth in Exhibit A attached hereto.



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               6. The Escrow Agent.

               (a) Direction from Buyer and Escrow Representative. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Deposit as directed by a writing signed by Buyer and Escrow Representative.

               (b) Reliance by Escrow Agent; Liability of Escrow Agent. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. Except with respect to capitalized terms used herein and defined in the Purchase Agreement, the Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Deposit that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirement of this Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

               (c) Indemnification of Escrow Agent. Buyer and the Members will jointly and severally indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, except such losses, costs, damages or expenses (including, but not limited to, reasonably attorneys' fees) incurred by reason of acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 6(b) hereof.

               (d) Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement, shall be shared equally by Buyer on the one hand and the Members on the other. The fees to be paid by the Members shall be reduced pro rata from the Members' individual interest in the Escrow Deposit.

               (e) Resignation and Removal of Escrow Agent. Successor Escrow Agent.

                    (i) The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than thirty (30) days prior written notice of the effective date of such resignation (which effective date shall be at least thirty (30) days after the date such notice is





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given). In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Buyer and the Members and delivered to the Escrow Agent. The parties hereto intend that a successor escrow agent mutually acceptable to the Escrow Representative and Buyer will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation or removal. Upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Deposit to such successor escrow agent, together with an accounting of the investments held by it and all transactions related to this Agreement, including any distributions made and such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Deposit as such successor may reasonably request. If on or before the effective date of such resignation or removal, a successor escrow agent has not been appointed, the Escrow Agent will thereupon deposit the Escrow Deposit into the registry of a court of competent jurisdiction.

                              Upon written acknowledgment by a successor escrow
agent appointed in accordance with this Section 6(e)(i) of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Deposit, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, except for those arising under the last sentence of Section 6(b) of this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                    (ii) Any corporation, association or other entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part or any of the parties hereto, anything herein to the contrary notwithstanding.

          7. Voting of Escrowed Units. So long as any Escrowed Units are retained by the Escrow Agent, each Member shall be entitled to exercise the voting power, if any, with respect to that Member's proportional ownership of the Escrowed Units.

          8. Governing Law. IT IS THE PARTIES' INTENT THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW).

          9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

          10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three
(3) days after deposited in the U.S. mails for




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delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        TO BUYER:                       SGM Consulting, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax:  (617) 778-4508

        With a copy to:                 Latham & Watkins
                                        701 B Street, Suite 2100
                                        San Diego, CA  92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax:  (619) 696-7419

        With an additional copy to:     Maron & Sandler
                                        844 Moraga Drive
                                        Los Angeles, CA  90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax:  (310) 440-3690

        TO NEXTERA:                     Nextera Enterprises, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax:  (617) 778-4508

        With a copy to:                 Latham & Watkins
                                        701 B Street, Suite 2100
                                        San Diego, CA  92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax:  (619) 696-7419

        With an additional copy to:     Maron & Sandler
                                        844 Moraga Drive
                                        Los Angeles, CA  90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax:  (310) 440-3690

        TO HOLDINGS:                    Nextera Enterprises Holdings, L.L.C.
                                        One Cranberry Hill
                                        Lexington, MA 02173
                                        Attention:  Gresham T. Brebach, Jr.
                                        Fax:  (617) 778-4508

        With a copy to:                 Latham & Watkins
                                        701 B Street, Suite 2100
                                        San Diego, CA  92101
                                        Attention:  David A. Hahn, Esq.
                                        Fax:  (619) 696-7419

        With an additional copy to:     Maron & Sandler
                                        844 Moraga Drive



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

                                        Los Angeles, CA  90049
                                        Attention:  Stanley E. Maron, Esq.
                                        Fax:  (310) 440-3690

        TO THE COMPANY:                 SiGMA Consulting, LLC
                                        150 WillowBrook Office Park
                                        Fairport, NY  14450-4220
                                        Attention:  Jacob H. Brooks
                                        Fax:  (716) 383-4111

        With a copy to:                 Mintz, Levin, Cohn, Ferris, Glovsky &
                                        Popeo, P.C.
                                        One Financial Center
                                        Boston, MA  02111
                                        Attention:  Steven P. Rosenthal
                                        Fax:  (617) 542-2241

        TO ANY MEMBER:                  To the address last provided by such
                                        Member to the Company.

        With a copy to:                 Mintz, Levin, Cohn, Ferris, Glovsky &
                                        Popeo, P.C.
                                        One Financial Center
                                        Boston, MA  02111
                                        Attention:  Steven P. Rosenthal
                                        Fax:  (617) 542-2241

        TO ESCROW AGENT:                Chase Manhattan Trust Company, National
                                        Association
                                        Union Trust Building
                                        501 Grant Street, Room 325
                                        Pittsburg, PA  15219
                                        Attention:  Bruce J. Karhu
                                        Fax:  (412) 234-2975

          Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

          11. Certification of Tax Identification Number. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Deposits is credited to such Escrow Deposits. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Deposit.

          12. Force Majeure. Neither Buyer, Nextera, the Company, the Members nor the Escrow Agent shall be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control. Such acts shall include but not be limited to acts of God,





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

strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          13. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

          14. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by a photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                    BUYER:


                                    SGM CONSULTING, L.L.C.

                                    By: /s/  MICHAEL P. MULDOWNEY
                                        ---------------------------------------
                                        Name: Michael P. Muldowney
                                        Title: Vice President


                                    NEXTERA:

                                    NEXTERA ENTERPRISES, L.L.C.

                                    By: /s/  MICHAEL P. MULDOWNEY
                                        ---------------------------------------
                                        Name:  Michael P. Muldowney
                                        Title:  Treasurer


                                    HOLDINGS:
                                    NEXTERA ENTERPRISES HOLDINGS, L.L.C.


                                    By: /s/  MICHAEL P. MULDOWNEY
                                        ---------------------------------------
                                        Name:  Michael P. Muldowney
                                        Title: Treasurer



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

                                    THE COMPANY:


                                    SiGMA CONSULTING, LLC

                                    By: /s/  MICHAEL MARTINDALE
                                        ---------------------------------------
                                        Name:  Michael Martindale
                                        Title:  Chief Operating Officer


                                    ESCROW AGENT:


                                    CHASE MANHATTAN TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Escrow Agent

                                    By: /s/  BRUCE J. KARHU
                                        ---------------------------------------
                                        Name:  Bruce J. Karhu
                                        Title:  Vice President






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

                                    MEMBERS:


                                    /s/  JACOB H. BROOKS
                                    -------------------------------------------
                                    Jacob H. Brooks

                                    /s/  MARTIN G. GLAVIN
                                    -------------------------------------------
                                    Martin G. Glavin

                                    /s/  HERBERT J. GUCK
                                    -------------------------------------------
                                    Herbert J. Guck

                                    /s/  MICHAEL MARTINDALE
                                    -------------------------------------------
                                    Michael Martindale

                                    /s/  JOHN ROBOSSON
                                    -------------------------------------------
                                    John Robosson

                                    /s/  DION C. SMITH
                                    -------------------------------------------
                                    Dion C. Smith



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